(...cont'd)

                                                                      (cont'd)
Mayer, Brown, Rowe & Maw LLP
    Oppenheimer Portfolio Series
    March 29, 2005

NYDB01 17287950.1   31-Mar-05 15:54

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   Mayer, Brown, Rowe & Maw LLP operates in combination with our associated
      English limited liability partnership in the offices listed above.

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March 31, 2005                                      Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820

                                                         Main Tel (212) 506-2500
                                                         Main Fax (212) 262-1910
                                                          www.mayerbrownrowe.com

Oppenheimer Portfolio Series
60803 South Tucson Way
Centennial, Colorado 80112-3924

Ladies and Gentlemen:

This opinion is being furnished to Oppenheimer Portfolio Series, a
Massachusetts business trust (the "Fund"), on behalf of its four series,
Conservative Investor Fund, Moderate Investor Fund, Aggressive Investor Fund,
and Active Allocation Fund (each a "Portfolio" and collectively,
"Portfolios"), in connection with the Registration Statement on Form N-1A
(the "Registration Statement") under the Securities Act of 1933, as amended
(the "1933 Act"), and the Investment Company Act of 1940, as amended, filed by the Fund.  As counsel for the Fund, we have examined such statutes, regulations corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Kushner & Sanders LLP, dated the date hereof.

Based upon the foregoing, we are of the opinion that the Class A, Class B,
Class C, Class N and Class Y shares of beneficial interest to be issued by the Fund, on behalf of each Portfolio, as described in the Registration
Statement have been duly authorized for issuance and, when issued and delivered by the Fund, on behalf of each Portfolio, in exchange for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable (except for the potential liability of shareholders described in the Fund's Statement of Additional Information being part of the Registration Statement, under the caption "Shareholder and
Trustee Liability").

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us as legal counsel to the
Fund in the Registration Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange
Commission thereunder.

                                    Sincerely,